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                                                                   EXHIBIT 10.7



                       TELEHUB COMMUNICATIONS CORPORATION

                             1997 STOCK OPTION PLAN

     1. PURPOSE OF PLAN. The purpose of this 1997 Stock Option Plan ("Plan") is to secure and retain directors and employees responsible for the success of TeleHub Communications Corporation, a Nevada corporation (the "Company"), to motivate such persons to exert their best efforts on behalf of the Company, to encourage stock ownership and provide such persons with proprietary interests in, and a greater concern for, the welfare of, and an incentive to continue service with the Company. For purposes of this Plan, the term "Company" shall include where appropriate in the context used any "parent corporation" or "subsidiary corporation" of the Company, as those terms are defined in Internal Revenue Code ("IRC") sections 424(e) and (f), whether in existence on the date of adoption of the Plan or formed after the adoption of this Plan. Options issued pursuant to this Plan will constitute "incentive stock options" (as defined in IRC Section 422) at the time of grant ("Incentive Stock Options"), or other options ("Nonstatutory Stock Options"). Incentive Stock Options and Nonstatutory Stock Options may both be granted hereunder and any option granted which for any reason does not qualify as an Incentive Stock Option shall be a Nonstatutory Stock Option. Unless the context requires otherwise, the term "Option" in this Plan refers to both Incentive Stock Options and Nonstatutory Stock Options.

     2. STOCK SUBJECT TO THE PLAN. The Plan may issue options to purchase Company common shares, par value $0.001 (the "Shares"); such Shares may consist, in whole or in part, of unissued shares or treasury shares.

        2.1. Total Shares Issuable. The total number of Shares issuable pursuant to this Plan, including Shares underlying outstanding options, shall be 3,025,000 Shares, subject to adjustment as provided in Plan Section 9.

        2.2. Expiration of Plan. No option shall be granted under this Plan after April 30, 2007 (ten years after adoption of this Plan).

        2.3. Reissuance. If any outstanding Option under this Plan for any reason expires or is terminated, the Shares underlying the unexercised portion of such Option may again be optioned under this Plan.

     3. ADMINISTRATION. The Plan shall be administered by a committee (the "Committee") designated by the Company's Board of Directors.

        3.1. Composition of Committee. The Committee shall consist of either non-employee directors or the entire Board of Directors.

        3.2. Quorum and Decisions. The decision of a majority of those present at any meeting of the Committee where a quorum consisting of a majority of the Committee is present shall constitute the decision of the Committee.

        3.3. Compliance with Rule 16b-3. Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors promulgated by the U.S. Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 (the "Exchange Act"). To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.



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     4. AUTHORITY OF COMMITTEE. Consistent with this Plan, the Committee has exclusive discretion to:

        4.1. select the persons to whom Options are to be granted
("Optionees");

        4.2. determine the terms and conditions of Options granted under the Plan, such as the number of Shares, exercise price, payment terms, grant date, vesting schedule and expiration date; such terms and conditions need not be identical as between Options or Optionees;

        4.3. interpret the Plan and the Options granted under the Plan;

        4.4. adopt, amend and rescind rules and regulations for the administration of the Plan insofar as it relates to Options; and

        4.5. direct the Company to execute Stock Option agreements pursuant to the Plan.

Actions of the Committee shall bind all participants in the Plan.

     5. ELIGIBILITY. Persons who shall be eligible to receive grants of Options under this Plan shall be those key individuals (including employees and directors of the Company's "parent corporations" and "subsidiary corporations") responsible for the management, growth or success of the business of the Company and who shall have been selected by the Committee. Only Company directors and employees are eligible to participate in this Plan.

     6. TERMS AND CONDITIONS FOR ALL OPTIONS. All Options granted under this Plan shall be subject to the terms and conditions of this Plan, including all of the following:

        6.1. Option Certificate. Optionees will receive a Stock Option Certificate ("Certificate") enumerating the specific terms and conditions of their Options.

        6.2. Fair Market Value. For purposes of this Plan, "Fair Market Value" of Shares underlying an option shall be determined as follows:

          6.2.1. If the Shares are listed on a securities exchange, admitted to unlisted trading privileges on a securities exchange, or quoted on the National Association of Securities Dealers, Inc. ("NASD") system, that reports closing prices, the Fair Market Value shall be the closing price of the Shares as reported by the Wall Street Journal on the day the Fair Market Value is to be determined (or the last closing price reported prior to such day if no closing price is reported for that day);

          6.2.2. If the Shares are not so listed, admitted to unlisted trading privileges, or so quoted, the fair market Value shall be the average of the last reported highest bid and the lowest asked prices quoted on the NASD Automated Quotations System or, if not so quoted, then by the National Quotation Bureau, Inc., on the day the fair market value is determined; or

          6.2.3. If the Shares are not so listed, admitted to unlisted trading privileges, so quoted, and bid and asked prices are not reported, then the Fair Market Value shall be the deemed per-Share price of the most recent securities issuance by the Company;

          6.2.4. Otherwise, the Fair Market Value shall be determined in such reasonable manner as may be prescribed by the Committee.


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        6.3. Exercise Period. The Certificate will specify when the Option becomes exercisable ("Vests") and when the Option expires ("Expiration Date"); the Option may be exercised after Vesting and before the Expiration Date ("Exercise Period"). No Option may be exercised after its expiration.

        6.4. Maximum Exercise Period. No Option may be exercised more than ten years after the date it was granted. A shorter Exercise Period may be specified by other provisions of this Plan or by the Certificate.

        6.5. Manner of Exercise. Options may be exercised by delivering an executed Exercise Form (provided with the Certificate) to the Company's Chief Financial Officer together with full payment for all Shares to be issued pursuant to the exercise. All Options shall be exercised for multiples of 100 shares or the total number of Shares for which the Option is then exercisable. The Board of Directors, and the Company's officers, shall take appropriate action required for delivery of Shares in accordance with any exercise of Options under this Plan.

        6.6. Payment. Payment shall be tendered in cash, by certified check or by any other payment method authorized by the Committee. The Committee has sole discretion to authorize other methods of payment, such as a promissory note, surrender of other Company Shares or cancellation of other Shares underlying Optionee's vested Options. Optionees shall have rights to dividends or other shareholder rights with respect to Shares underlying an Option only after the Company receives full payment for such Shares.

        6.7. Death of Optionee. If an Optionee dies, any Options previously granted to the Optionee shall be exercisable only as to that portion of the Option that had Vested by the date of Optionee's death. Any such Vested Options shall expire on the earlier of one year after Optionee's death or the Expiration Date. Such Vested Options shall be exercisable by the personal representative or administrator of the deceased Optionee's estate, or by any trustee, heir, legatee or beneficiary (collectively referred to for convenience as the "legal representative") who shall have acquired the Vested Option directly from the Optionee by will or by the laws of descent and distribution. Prior to the exercise of any such Vested Option, the legal representative of the deceased Optionee shall furnish to the Company an executed Exercise Form together with a certified copy of letters testamentary or other proof deemed sufficient by the Committee of the right of the legal representative to exercise such Vested Option in accordance with the provisions of this Plan.

        6.8. Disability. If an Optionee becomes disabled, then Optionee's Vested Options shall expire on the earlier of one year after Optionee becomes disabled or the Expiration Date. An Optionee shall be considered to be disabled if a qualified medical physician approved by the Company certifies to the Company that the Optionee is unable to be gainfully employed by the Company by reason of a diagnosed and determinable physical or mental impairment which can be expected to result in death or has lasted and can be expected to last for a continuous period of not less than 12 months.

        6.9. Retirement. If an Optionee retires from employment with the Company, then the Optionee's Vested Options shall expire on the earlier of three months after Optionee retires or the Expiration Date.


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        6.10. Termination of Employment. If an Optionee's employment with the
Company is terminated, then the Optionee's Vested Options shall expire on the earlier of three months after such termination or the Expiration Date.

        6.11. Leave of Absence. A leave of absence duly authorized by the Company shall not be deemed a termination of employment.

        6.12. Non-transferability of Options. During Optionee's lifetime, an Option may only be exercised by the Optionee. No Option may be transferred other than by will or the laws of descent and distribution.

        6.13. Minimum Holding Period. This Plan, the Committee or the Certificate may impose a holding period on Shares acquired upon exercise of an Stock Option.

        6.14. Transfer Restrictions on Shares. Unless registered under the Securities Act of 1933 (the "Securities Act"), all Shares acquired upon exercise of an Option shall constitute "restricted securities" (as defined in SEC Rule 144 promulgated by the SEC under the Securities Act). As restricted securities, such Shares may only be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from registration under the Securities Act; the availability of such exemption must be established to the satisfaction of the Company. The certificates representing such Shares will bear a legend stating these restrictions.

        6.15. Other Representations and Warranties. As a further condition to the exercise of any Option granted under this Plan, the Company may require each Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

     7. SPECIAL TERMS AND CONDITIONS FOR INCENTIVE STOCK OPTIONS. In addition to the terms and conditions contained in Section 6, all Incentive Stock Options shall also be subject to the following additional terms and conditions:

        7.1. Only Employees Eligible. Incentive Stock Options may only be granted to Company employees (including employees of the Company's "parent corporations" and "subsidiary corporations"). Company directors and shareholders may receive Incentive Stock Options only if they are also Company employees.

        7.2. Exercise Price. The Option's per Share purchase price ("Exercise Price") shall be determined by the Committee but shall not be less than 100% of the Share's Fair Market Value on the grant date.

        7.3. Maximum Grant. The aggregate Fair Market Value of the Shares underlying Incentive Stock Options granted to any Optionee that Vest in a particular calendar year shall not exceed $100,000. For purposes of such limitation, the aggregate Fair Market Value of Shares shall be determined as of the grant date and the limitations shall be applied by considering Incentive Stock Options in the order granted.

        7.4. More than 10% Shareholder. All Incentive Stock Options granted to persons owning more than 10% of all classes of the Company's capital stock (as calculated in accordance with IRC Section 424(d)) must also satisfy the following conditions:


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        7.4.1. Exercise Price: The Exercise Price must be at least 110% of the
     Shares' Fair Market Value on the grant date;

          7.4.2. Expiration. The Expiration Date must be within five years after the Incentive Stock Option's grant date.

        7.5. Shareholder Approval. The Plan must be approved as an ordinary resolution at a meeting of the Company's shareholders held within a year after adoption of this Plan by the Company's Board of Directors.

     8. SPECIAL TERMS AND CONDITIONS FOR DIRECTOR STOCK OPTIONS. In addition to the terms and conditions contained in Section 6, all Options granted to Company Directors for their service as Directors ("Director Stock Options") shall also be subject to the following additional terms and conditions:

        8.1. Number of Shares. Each Company Director shall annually receive an Option to purchase 20,000 Shares. The Director Stock Options shall be granted on the first day of the Company's fiscal year (except for 1997, when the Director Stock Options shall be granted 30 days after adoption of this Plan). Persons becoming Directors after a fiscal year has commenced will receive options to purchase 5,000 Shares per quarter remaining in the fiscal year.

        8.2. Exercise Period. The Director Stock Options shall vest on the first day of the fiscal year following the grant date and expire 9 years after vesting. A vested Director Stock Option remains exercisable until its Expiration Date regardless of whether the Optionee remains a Company Director.

     9. ADJUSTMENTS UPON RECAPITALIZATION, MERGER, ETC. If the outstanding Shares shall at any time be changed or exchanged by declaration of a stock dividend, split-up, subdivision or combination of shares, recapitalization, merger, consolidation or other corporate reorganization in which the Company (including a merger or similar reorganization which effects a reincorporation of the Company in a different county or province) is the surviving corporation, the number and kind of shares subject to this Plan or subject to any Options previously granted, and the Option prices, shall be appropriately and equitably adjusted, so as to maintain the proportionate number of shares without changing the aggregate Option price. In the event of a dissolution or liquidation of the Company, or a merger, consolidation, sale of all or substantially all of its assets, or other corporate reorganization in which the Company is not the surviving corporation and the holder of Shares receives securities of another corporation, then any outstanding Options hereunder shall terminate as of the effective date of such event; provided that immediately prior to such event each Optionee shall have the right to exercise any unexpired Option in whole or in part whether or not the Option would otherwise be exercisable. The Company shall afford each person who holds an Option under this Plan with at least 30 days advance written notice of such event. The existence of this Plan, or of any Options hereunder, shall not in any way prevent any transaction described in this section, nor shall anything contained in this Plan prevent the substitution of a new Option by a surviving corporation.

     10. USE OF PROCEEDS. Proceeds from the exercise of Options granted under this Plan shall constitute general funds of the Company may be used for such general corporate purposes as the Company's Board of Directors shall determine.

     11. RESERVATION OF ISSUANCE OF SHARES. The Company shall at all times during the duration of this Plan reserve and keep available such number of Shares as will be sufficient to


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satisfy the requirements of all Options granted pursuant to this Plan, and shall pay all original issue and transfer taxes with respect to the issuance of shares pursuant to the exercise of such Options, and shall pay all of the fees and expenses necessarily incurred in connection with the exercise of such Options and the issuance of such Shares.

     12. AMENDMENTS. The Board of Directors may amend, alter, or discontinue this Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of any Optionee under any Options previously granted, without the Optionee's consent, or which, without the approval of the Shareholders, would:

        12.1. except as provided in Section 9 of this Plan, increase the total number of Shares issuable under the Plan (section 2.1);

        12.2. change the number of Shares issuable for Director Stock Options;

        12.3. modify the provisions of the Plan relating to eligibility; or

        12.4. increase the aggregate Fair Market Value of the Shares underlying the Incentive Stock Options which may be granted under this Plan to any person and which become exercisable in any year to an amount in excess of $100,000.

     13. INDEMNIFICATION. In addition to such other rights of indemnification as they may have as directors, Committee members and the Board of Directors shall be indemnified by the Company against reasonable expenses, including attorneys' fees, actually incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therefrom, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan or any Option granted hereunder, or Shares purchased pursuant to the exercise of an Option, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding, that such member of the Board of Directors is liable for gross negligence, fraud or willful misconduct in the performance of the director's duties, so long as within 60 days after institution of any such action, suit or proceeding, the director shall in writing offer the Company the opportunity, at its own expense, to hand and defend such action, suit or proceeding.

Adopted by the Board of Directors on April 30, 1997 and approved and adopted by Shareholders on May 20, 1997.

                                       TELEHUB COMMUNICATION CORPORATION,
                                             a Nevada corporation


                                       By: /s/ William W. Becker
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                                          William W. Becker, Chairman


ATTEST:                                   /s/ Richard M. Harmon
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                                          Richard M. Harmon, Secretary


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